SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): October 8, 2003




                      EMPIRE RESORTS, INC.

        (Exact Name of Registrant as Specified in Charter)





     Delaware                  1-12522             13-3714474
(State or other jurisdiction(Commission File No.)(IRS Employer
of incorporation)                                Identification
                                                  No.)



    RT 17B, P.O. Box 5013, Monticello, New York     12701
      (Address of PRincipal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code:
(845) 794- 4100 ext. 478

ITEM 5.   OTHER EVENTS

A recent decision has changed the status of the litigation brought against Park Place Entertainment (NYSE:PPE) by Catskill Development, LLC, Mohawk Management LLC and Monticello Raceway Management LLC. On October 7, 2003, immediately after receiving a remand of jurisdiction from the Second Circuit Court of Appeals, Judge Colleen Mc Mahon granted the plaintiff's motion to vacate her earlier decision granting summary judgment to the defendant.

The Court found that the conduct of the defendants in failing to produce certain audio tapes during the discovery phase of the litigation was sufficient grounds for the earlier judgment to be vacated. In the view of the Court, "substantial justice counsels in favor of vacatur to allow plaintiffs a brief opportunity to take discovery."

The Court called for a thirty day period of additional discovery, after which the parties will be allowed to provide further briefs. The terms of the additional discovery outlined in the decision do not cover a majority of the issues raised in the plaintiff's appeal and there can be no assurance that the effect of the decision will be to ultimately change the original decision of the Court.

Please see attached press release for additional information.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


(a)  Exhibits

99.1 Press Release dated October 8, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:October 8, 2003           EMPIRE RESORTS, INC.
                                   (Registrant)
                                By: /s/  Scott A. Kaniewski
						Scott A. Kaniewski
                                    Chief Financial Officer

                                                  EXHIBIT 99.1
Contact:
Nicki Hensley
Hill & Knowlton
(202) 944-1996
nicki.hensley@hillandknowlton.com     FOR IMMEDIATE RELEASE


 EMPIRE RESORTS ANNOUNCES NEW DECISION IN PARK PLACE LITIGATION

Monticello, New York - October 8, 2003 -- A recent decision has changed the status of the litigation brought against Park Place Entertainment (NYSE:PPE) by Catskill Development, LLC, Mohawk Management LLC and Monticello Raceway Management LLC. On October 7, 2003, immediately after receiving a remand of jurisdiction from the Second Circuit Court of Appeals, Judge Colleen McMahon granted the plaintiff's motion to vacate her earlier decision granting summary judgment to the defendant.

The Court found that the conduct of the defendants in failing to produce certain audio tapes during the discovery phase of the litigation was sufficient grounds for the earlier judgment to be vacated. In the view of the Court, "substantial justice counsels in favor of vacatur to allow plaintiffs a brief opportunity to take discovery."

The Court called for a thirty day period of additional discovery, after which the parties will be allowed to provide further briefs. The terms of the additional discovery outlined in the decision do not cover a majority of the issues raised in the plaintiff's appeal and there can be no assurance that the effect of the decision will be to ultimately change the original decision of the Court.

One effect of the decision is to suspend the plaintiff's currently pending appeal. Thus, if the ultimate outcome in the District Court does not change as a result of the additional discovery resulting from the withheld audio tapes, the effect of the decision will be to delay the determination of the appeal for an additional period of time, currently estimated by counsel to be six to ten months.

Under the agreement of the merger between Empire Resorts (NASDAQ:NYNY) and Catskill, the claims in this litigation are to be transferred to a trust for the beneficial owners of the claim at the time of the merger, including the Company's shareholders of record at that time. Should the position of the parties change materially as a result of the progress of the additional discovery and deliberation by the court provided for in this decision, the provisions with respect to the litigation in the merger agreement may be subject to change.

To the extent the content of this press release includes forward-looking statements, they involve risks and uncertainties that are described from time to time in Empire Resort's reports filed with the Securities and Exchange Commission. Empire Resorts wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made.

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